Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of August 8, 2018, is by and among (i) Virterras Materials US LLC, a Delaware limited liability company (“Buyer”), Sable Polymer Solutions, LLC, an Arkansas limited liability company (“Seller”), (iii) Pioneer Products, LLC, an Arkansas limited liability company (“Pioneer”), (iv) Ecoark Inc., a Delaware corporation (“Ecoark”), and (v) Ecoark Holdings, Inc., a Nevada corporation (“Ecoark Holdings” and together with Pioneer and Ecoark, the “Parent Companies”).

RECITALS

WHEREAS, Seller is a compounder of recycled plastic (the “Business”), and operates a recycling plant located at 4350 Avery Drive in Flowery Branch, Georgia (the “Plant”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, substantially all of the assets of the Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any mortgage, pledge, lien charge, security interest, claim or other encumbrance (“Encumbrance”), all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (the “Purchased Assets”), including, without limitation, the following:

(a)  all Purchased Inventory (as determined pursuant to Section 1.05(b));

(b)  all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property;

(c)  all leasehold interests in the real property leased by Seller pursuant to that certain Lease Agreement dated June 26, 2015, by and between Seller and DP 101, LLC, as successor in interest to AD Capital Partners, LLC (as amended prior to the date hereof, the “Lease”), and all interests of Seller in and to leasehold improvements relating thereto, including, but not limited to, security deposits, reserves or prepaid rents paid in connection therewith (provided, however, that prepaid rent shall be prorated between Seller and Buyer as of the Closing Date);

(d)  the purchase orders, contracts and other agreements set forth on Schedule 1.01(d) (the “Assigned Contracts”);

(e)  all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(f) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits (including without limitation deposits for utilities at the Plant), charges, sums and fees (including without limitation any such item relating to the payment of taxes) to the extent related to any Purchased Assets;

(g) all URLs, copyrights, trade secrets, product formulations and other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, in each case, that is owned or licensed by Seller and used in or necessary for the conduct of the Business as currently conducted (the “Purchased IP”);

(h) all transferable permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from governmental authorities, which are held by Seller and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets (the “Transferred Permits”);

(i) all rights to claims, actions, suits, proceedings or governmental investigations (collectively, “Actions”) of any nature available to or being pursued by Seller to the extent related to the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise to the extent related to any Purchased Assets;

(j) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities;

(k) originals, or where not available, copies, of all books and records, including, but not limited to, books of account, samples and testing records from previously-produced products, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any governmental authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Purchased Assets (collectively, “Books and Records”); provided, however, the Seller shall retain all originals of records and documentation related to the Excluded Assets and all liabilities other than the Assumed Liabilities; and

(l) all goodwill and the going concern value of the Business.

Section 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)  cash and cash equivalents;

(b)  all accounts, notes or other amounts receivable held by Seller, and any security, claim, remedy or other right related to any of the foregoing;

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(c)  all purchase orders, contracts and other agreements that are not Assigned Contracts;

(d)  the corporate seals, organizational documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller;

(e)  all pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreements, plans, policies, programs or arrangements (and any amendments thereto), and assets attributable thereto; and

(f)   all Excluded Inventory (as determined pursuant to Section 1.05(b)).

Section 1.03 Assumed Liabilities. Subject to the terms and conditions set forth herein,

Buyer shall assume and agree to pay, perform and discharge only the following liabilities of Seller (collectively, the “Assumed Liabilities”), and no other liabilities:

(a)  all obligations and liabilities solely related to the Purchased Assets but only to the extent that such obligations and liabilities accrue on or after the Closing Date and do not relate to any failure to perform, improper performance, warranty or other breach, default, violation or other action or inaction by Seller prior to the Closing; and

(b)  accounts payable with respect to inventory ordered by Seller prior to the Closing Date and title not received on or before the Closing Date, provided that such inventory is consistent with inventory levels for the Business prior to the Closing as described in Section 1.05(b) hereof. Between the date hereof and the Closing, Seller agrees to keep Buyer reasonably informed with respect to inventory purchases and expected and actual delivery dates.

Section 1.04 Excluded Liabilities. Notwithstanding the provisions of Section 1.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any liabilities of Seller or any of its affiliates (including the Parent Companies) of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, (a) trade accounts payable of Seller, (b) any liabilities relating to or arising out of the Excluded Assets, (c) any liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments, and (d) any liabilities under Environmental Laws (as defined in Section 3.11(a))

Section 1.05 Purchase Price and Inventory Adjustment

(a) The aggregate purchase price for the Purchased Assets shall be $1,500,000, subject to adjustment pursuant to Section 1.05(b) hereof (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Purchase Price shall be paid by Buyer to Seller at the Closing in cash, by wire transfer of immediately available funds in accordance with wire transfer instructions given by Seller to Buyer.

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(b) For the one day preceding the Closing Date (or such shorter period as is necessary to complete the physical count and review hereinafter described), the Business operations shall be closed for a physical count and review of Seller’s inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (collectively, “Inventory”). Buyer shall perform at the Plant a detailed inventory count and assessment of the amount of useable and saleable Inventory owned by Seller. All Inventory that Buyer, in its reasonable discretion, determines is not in useable and/or saleable condition is referred to in this Agreement as “Excluded Inventory” and all Inventory other than Excluded Inventory is referred to in this Agreement as “Purchased Inventory”. At or prior to the Closing, Buyer shall provide Seller written notice setting forth which items of Inventory are Purchased Inventory and which items of Inventory are Excluded Inventory. Buyer and Seller shall establish a daily use rate for Inventory. If the Purchased Inventory is less than 30 days for Inventory based on such established daily use rate, then the Purchase Price shall be decreased to account for such deficit. If the Purchased Inventory is greater than 30 days for Inventory based on such established daily use rate, then the Purchase Price shall be increased to account for such surplus. Buyer and Seller shall reconcile any Purchase Price adjustment based on the average unit cost for the applicable Inventory over the lesser of (i) the last three orders or (ii) the 90 days preceding the Closing Date.

Section 1.06 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) as agreed by their respective accountants, negotiating in good faith on their behalf. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

ARTICLE II CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall, subject to the satisfaction or waiver in writing of all of the conditions set forth in Article VI, occur by electronic delivery of documentation, or by physical exchange of documentation at such location as Seller and Buyer may mutually agree at 10:00 a.m., Eastern Time, on the second business day following the first date upon which all of the conditions set forth in Article VI have been satisfied or waived in writing (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), or at such other time, or by such other means, as the parties may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”. The Closing shall for all purposes be deemed effective at 12:01 a.m., Eastern Time, on the Closing Date, and shall occur no later than August 31, 2018.

(a)  At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in form and content satisfactory to Seller and Buyer, transferring the Purchased Inventory and other tangible personal property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in form and content satisfactory to Seller and Buyer (the “Assignment and Assumption Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

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(iii) an assignment and assumption of lease in form and content satisfactory to Seller and Buyer (the “Lease Assignment and Release”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Lease and the landlord’s release of Seller with respect to obligations arising under the Lease after the Closing Date;

(iv) a consent, acknowledgement and/or waiver in form and content satisfactory to Buyer and Seller (the “Consent”) duly executed by the landlord under the Lease, pursuant to which the landlord consents to the assignment of the Lease to Buyer;

(v) an estoppel certificate in form and content satisfactory to Buyer and Seller (the “Estoppel Certificate”) duly executed by the landlord under the Lease;

(vi) a transition services agreement in form and content satisfactory to Buyer and Seller (the “Transition Services Agreement”) duly executed by Seller or the applicable Parent Company, pursuant to which Seller or the applicable Parent Company will provide, for a mutually agreeable period after the Closing, to Buyer (A) limited use of its NetSuite management accounting system, and (B) certain financial and accounting services; provided that neither (A) nor (B) shall interfere with the Seller or applicable Parent Company’s business;

(vii) the Books and Records related to the Purchased Assets, including, without limitation, all documents necessary for the prompt completion of any purchase orders included as Assigned Contracts;

(viii) a certificate of a duly authorized officer of Seller certifying as to (A) the resolutions of the managers, members or other governing body of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder, and (C) the satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b); and

(ix)  such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)  At the Closing, Buyer shall deliver to Seller the following:

(i)   the Purchase Price;

(ii)  the Assignment and Assumption Agreement duly executed by

Buyer;

(iii)  the Lease Assignment and Release duly executed by Buyer;

(iv)  the Transition Services Agreement duly executed by Buyer; and

(v)  a certificate of a duly authorized officer of Buyer certifying as to (A) the resolutions of the managers, members or other governing body of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder, and (C) the satisfaction of the conditions set forth in Section 6.02(a) and Section 6.02(b).

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and the Parent Companies, jointly and severally, represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual knowledge, without independent investigation, of any director or officer of Seller.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Arkansas. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of organization, operating agreement or other organizational documents of Seller; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets. Except as set forth on Schedule 3.02, no consent, notice, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 No Undisclosed Liabilities. To Seller’s knowledge, the Purchased Assets are not subject to any claim, liability, commitment, indebtedness or obligation of any kind whatsoever, whether absolute, accrued, fixed, contingent, matured or unmatured.

Section 3.04 Absence of Certain Changes, Events and Conditions. Since January 1, 2018, there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise) or assets of the Seller, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis.

Section 3.05 Assigned Contracts. Each Assigned Contract, to Seller’s knowledge, is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance, to Seller’s knowledge, has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no disputes pending or, to Seller’s knowledge, threatened under any Assigned Contract. Except as disclosed in Schedule 3.02, all Assigned Contracts are assignable by Seller without consent or notification.

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Section 3.06 Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, the Purchased Assets, free and clear of Encumbrances.

Section 3.07 Condition and Sufficiency of Assets. The tangible personal property included in the Purchased Assets are adequate for the uses to which they are being put, and, to Seller’s knowledge, none of such tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are all of the assets necessary for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing, other than the Excluded Assets.

Section 3.08 Real Property.

(a)  Seller does not own any real property.

(b)  Seller has delivered to Buyer a true and complete copy of the Lease (including all modifications, amendments and supplements thereto and waivers thereunder). The Lease is valid, binding, enforceable and in full force and effect, and Seller enjoys peaceful and undisturbed possession of the real property leased pursuant to the Lease and all leasehold improvements related thereto (collectively, the “Leased Real Property”). Seller is not in breach or default under the Lease, and, to Seller’s knowledge, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller has paid all rent and other amounts due and payable under the Lease. Seller has not received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under the Lease and, to the knowledge of Seller, no other party is in default thereof, and no party to the Lease has exercised any termination rights with respect thereto. Except for a sublease to RecycleNet that has been terminated, Seller has not subleased, assigned or otherwise granted to any person or entity the right to use or occupy the Leased Real Property or any portion thereof. Seller has not pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in the Leased Real Property.

(c)  Seller has not received any written notice of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory laws affecting the Leased Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Leased Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

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(d)  The Leased Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner and same volume as conducted prior to the Closing.

Section 3.09 Intellectual Property.

(a)  Schedule 3.09 lists all Purchased IP, including, with respect to any registered Purchased IP, the jurisdiction where the application or registration is located, the application or registration number, and the application or registration date. Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to any registered Purchased IP, (i) all such intellectual property is valid, subsisting and in full force and effect and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof.

(b)  To Seller’s knowledge, Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the intellectual property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To Seller’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.10 Compliance with Laws. Seller is now complying and, to Seller’s knowledge, Seller has complied with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets

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(a)  “Environmental Law” means any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority and any governmental order or binding agreement with any governmental authority: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or

(ii)  concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any hazardous materials, including, without limitation, (A) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (B) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls (collectively, “Hazardous Materials”).

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(b)  To Seller’s knowledge. the operations of Seller with respect to the Business and the Purchased Assets are currently and have been in compliance in all material respects with all Environmental Laws. Seller has not received from any person or entity, with respect to the Business or the Purchased Assets, any: (i) written directive, notice of violation or infraction, or notice relating to actual or alleged non-compliance with any Environmental Law or term or condition of any permit required under or issued pursuant to an Environmental Law; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(c)  To Seller’s knowledge, none of the Business or the Purchased Assets is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), or any similar state list.

(d)  There has been no release by Seller or to Seller’s knowledge any other person or entity of Hazardous Materials in contravention of Environmental Law with respect to the Business or the Purchased Assets, and Seller has not received written notice that any of the Business or the Purchased Assets (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material.

(e)  There are no active or, to Seller’s knowledge, abandoned aboveground or underground storage tanks owned or operated by Seller in connection with the Business or the Purchased Assets.

(f)   There are no off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller or, to Seller’s knowledge, and any predecessors in connection with the Business or the Purchased Assets as to which Seller may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and Seller has not received any written notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller.

(g)  To Seller’s knowledge, Seller has not retained or assumed, by contract or operation of law, any liabilities or obligations of third parties under Environmental Law.

(h)  Seller has provided or otherwise made available to Buyer any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or the Purchased Assets which are in the possession or control of Seller.

Section 3.12 Permits. Schedule 3.12 sets forth all Transferred Permits. The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.13 Non-foreign Status. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

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Section 3.14 Legal Proceedings. There is no Action of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Seller has disclosed a pending action to collect a receivable that is outside the scope of the Purchased Assets.

Section 3.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.16 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual knowledge, without independent investigation, of any director or officer of Buyer.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, limited liability company agreement or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05 Due Diligence. Buyer is an experienced and knowledgeable owner and operator in the Business and is capable of independently evaluating the merits and risks of the purchase of the Purchased Assets contemplated by this Agreement. With respect to proceeding with the transactions contemplated by this Agreement, Buyer has evaluated the merits and risks of purchasing the Purchased Assets and has relied solely upon its knowledge and experience and the express representations and warranties made by Seller in this Agreement.

ARTICLE V COVENANTS

Section 5.01 Conduct of Business Prior to Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer, Seller shall (a) conduct the Business in the ordinary course of business consistent with past practice; and (b) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, Seller shall (i) maintain the properties and assets included in the Purchased Assets in the same condition and in the same manner as they were on the date of this Agreement, subject to reasonable wear and tear, (ii) defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation, (iii) perform all of its obligations under all Assigned Contracts, (iv) comply in all material respects with all laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets, and (v) not make any material capital expenditures with respect to the Plant, Business or Purchased Assets without Buyer’s prior written consent.

Section 5.02 Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its representatives full and free access to and the right to inspect all of the Purchased Assets and other documents and data related to the Business; (b) furnish Buyer and its representatives with such data and information related to the Purchased Assets and Business as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of Seller to cooperate with Buyer in its investigation of the Purchased Assets and the Business. Without limiting the foregoing, Seller shall permit Buyer and its representatives to conduct due diligence of the Leased Real Property. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.03 Exclusivity. From and after the date of this Agreement, Seller shall not, nor shall it authorize or knowingly permit any of its affiliates (including the Parent Companies), employees, investment bankers, attorneys, accountants or other advisors or representatives to, solicit or initiate contact or enter into any agreement with respect to any inquiry, offer or proposal to acquire in any manner, directly or indirectly, whether by sale, merger or otherwise, all or any substantial portion of the Business or Purchased Assets. Seller shall take no action to circumvent or hinder Buyer’s right or ability to acquire the Purchased Assets.

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Section 5.04 Notice of Certain Events. From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of any fact, circumstance, event or action the existence, occurrence or taking of which (a) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, results of operations, condition (financial or otherwise) or assets of the Business, (ii) the value of the Purchased Assets, or (iii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis, (b) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (c) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.01 to be satisfied. Buyer’s receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.05 Confidentiality.

(a) From and after the Closing, Seller shall, and shall cause its affiliates (including the Parent Companies) to, hold, and shall use its best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Purchased Assets, except to the extent that Seller can show that such information is generally available to and known by the public through no fault of Seller, any of its affiliates or their respective representatives; or (ii) is lawfully acquired by Seller, any of its affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

(b) From and after the Closing, Buyer shall, and shall cause its affiliates to, hold, and shall use its best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning Seller or the Parent Companies, except to the extent that Buyer can show that such information (i) is generally available to and known by the public through no fault of Buyer, any of its affiliates or their respective representatives; or (ii) is lawfully acquired by Buyer, any of its affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Buyer or any of its affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, Buyer shall promptly notify Seller in writing and shall disclose only that portion of such information which Buyer is advised by its counsel in writing is legally required to be disclosed, provided that Buyer shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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Section 5.06 Non-competition; Non-solicitation.

(a)  Other than expressly approved in writing, for a period of two (2) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its affiliates (including the Parent Companies) to, directly or indirectly, (i) engage in or assist others in engaging in the compounding of recycled plastic; (ii) have an interest in any entity that engages directly or indirectly in the compounding of recycled plastic in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any person or entity that becomes a client or customer of the Business after the Closing), or any other person or entity who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange if Seller is not a controlling entity of, or a member of a group which controls, such person or entity and does not, directly or indirectly, own 5% or more of any class of securities of such entity.

(b)  During the Restricted Period, Seller shall not, and shall not permit any of its affiliates (including the Parent Companies) to, directly or indirectly, hire or solicit any person who is offered employment by Buyer or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.06(b) shall prevent Seller or any of its affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)  Seller acknowledges that a breach or threatened breach of this Section 5.06 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)  Seller acknowledges that the restrictions contained in this Section 5.06 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.06 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable law. The covenants contained in this Section 5.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.07 Closing Conditions. Each of the parties hereto agrees to use commercially reasonable efforts to satisfy promptly all conditions to the obligations of the parties hereto in order to expedite the consummation of the transactions contemplated hereby.

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Section 5.08 Taxes and Fees. All sales and transfer taxes, if any, incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Seller. All recording, filing and other fees (including any penalties or interest) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Buyer. The parties will assist each other in the filing of all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, will join in the execution of any such tax returns or other documentation. Real estate taxes and installments of assessments as shown on the latest available tax duplicates shall be prorated between Buyer and Seller as of the Closing Date.

Section 5.09 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.10 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder

Section 5.11 Receivables. From and after the Closing, if Buyer or any of its affiliates receives or collects any funds relating to any receivable that is an Excluded Asset, Buyer or its affiliate shall remit such funds to Seller within five Business Days after its receipt thereof.

ARTICLE VI CLOSING CONDITIONS

Section 6.01 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)  All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)  Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)  Since the date of this Agreement, there shall not have occurred any material adverse change in the Business or the condition of the Purchased Assets.

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(d)  All requirements for the valid consummation by Seller of the transactions contemplated by this Agreement and the documents to be delivered hereunder shall have been fulfilled, and all authorizations, consents and approvals of all persons or entities required to be obtained (including the expiration of all applicable waiting periods) in order to permit the consummation by Seller of the transactions contemplated by this Agreement and the documents to be delivered hereunder shall have been obtained on terms satisfactory to Buyer.

(e)  All Encumbrances relating to the Purchased Assets shall have been released in full, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances.

(f)   No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(g)  All employees and independent contractors listed on Schedule 6.1(g) (individually, a “Key Employee” and collectively, the “Key Employees”) shall have accepted Buyer’s offer to employ such employee, or engage such independent contractor, as of the Closing Date on such terms and conditions (including base compensation, benefits and non-competition covenants) that are satisfactory to Buyer in its sole discretion; provided, however, that Buyer agrees that such terms and conditions, on the whole, will be comparable to the terms and conditions provided by Seller prior to the Closing; provided, further, that any such employment shall be at- will notwithstanding any existing agreement between such Key Employee and Seller; and provided, further, that a condition to Buyer’s offer shall be that the Key Employees execute a non-disclosure agreement in favor of Buyer in form and content satisfactory to Buyer and Seller. Buyer intends to offer employment to all employees of Seller, and Seller shall terminate all employees who accept Buyer’s offer of employment as of the Closing Date.

(h)  Buyer shall have received financing on terms acceptable to Buyer for the payment of the Purchase Price and consummation of the transactions contemplated by this Agreement.

(i)   Seller shall have delivered to Buyer duly executed counterparts to the documents and deliveries set forth in Section 2.02(a).

Section 6.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)  Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other documents to be delivered hereunder to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

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(c)  No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)  Buyer shall have delivered to Seller duly executed counterparts to the documents and deliveries set forth in Section 2.02(b).

ARTICLE VII INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.06, Section 3.15, Section 4.01, Section 4.02 and Section 4.04 shall survive indefinitely, and Section 3.11 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.02 Indemnification By Seller. Seller and the Parent Companies, jointly and severally, shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (collectively, the “Losses”), arising from or relating to (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; (c) any Excluded Asset; or (d) any Excluded Liability. Seller and the Parent Companies shall not be liable under Section 7.02(a) or Section 7.02(b) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) and Section 7.02(b) exceeds $50,000 (the “Basket”), in which event Seller and the Parent Companies shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Seller and the Parent Companies shall be liable pursuant to Section 7.02(a) shall not exceed $500,000 (the “Cap”).

Section 7.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or (c) any Assumed Liability. Buyer shall not be liable under Section 7.03(a) or Section 7.03(b) until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) and Section 7.03(b) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 7.03(a) shall not exceed the Cap.

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Section 7.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party making a claim under this Article VII (the “Indemnified Party”) shall promptly provide written notice of such claim to the party against whom such claims are asserted under this Article VII (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.05 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 7.06 Effect of Investigation. Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 7.07 Cumulative Remedies. The rights and remedies provided in this Article VII are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VIII TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)  by the mutual written consent of Seller and Buyer;

(b)  by Buyer by written notice to Seller if (i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Seller within ten days of Seller’s receipt of written notice of such breach from Buyer, or (ii) any of the conditions set forth in Section 6.01 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2018, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(c)  by Seller by written notice to Buyer if (i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Seller, or (ii) any of the conditions set forth in Section 6.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2018 (which date shall be extended, upon Buyer’s written notice, to facilitate Buyer’s financing transaction), unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in this Article VIII and Article IX hereof, and (b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE IX MISCELLANEOUS

Section 9.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:                                       Sable Polymer Solutions, LLC

3333 S. Pinnacle Hills Parkway, Ste 220

Rogers, AR 72758

Facsimile:

E-mail: joliphant@ecoarkusa.com

Attention:        Jay Oliphant

with a copy to:                                 Carmel, Milazzo & DiChiara

55 West 39th Street, 18th Floor Penthouse

New York, NY 10018

Facsimile: (646) 838-1314

E-mail: pdichiara@cmdllp.com

Attention: Peter DiChiara

If to Buyer prior to the Closing:       Virterras Materials US LLC

c/o Sanossian, Sardis & Co., LLP

700 White Plains Road, Suite 301

Scarsdale, NY 10583-5063

Facsimile:

E-mail:

Attention: George Sanossian, CPA

If to Buyer after the Closing:           Virterras Materials US LLC

4350 Avery Drive

Flowery Branch, GA 30542

Facsimile:

E-mail: kmcafee@virterras.com

Attention: Kirk McAfee

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America for the Southern District of New York or the courts of the State of New York in each case located in the county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:	Virterras Materials US LLC

	By:	/s/ Kirk McAfee
	Name:	Kirk McAfee
	Title:	Chief Financial Officer

SELLER:	Sable Polymer Solutions, LLC

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Manager

PIONEER	Pioneer Products LLC

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Manager

ECOARK:	Ecoark Inc.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	President

ECOARK HOLDINGS, INC.	Ecoark Holdings, Inc.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Schedule 1.01(d) - Assigned Contracts

The Lease

Schedule of assigned purchase orders to be agreed upon by Buyer and Seller before the Closing.

Schedule 3.02 - Consents

Consent of the landlord is required to assign the Lease.

Schedule 3.09 - Purchased IP

http://sablepolymer.com

Formulas for existing products

Schedule 3.12 - Transferred Permits

Schedule of Transferred Permits to be agreed upon by Buyer and Seller before the Closing

Schedule 6.1(g) - Key Employees

Rick Sofia

Toby Bereznay